                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Starwave Corporation:

We consent to the use of our report dated February 7, 1997 included in the Proxy Statement/Prospectus on Form S-4 filed on or about December 7, 1998 of Infoseek Corporation relating to the balance sheet of Starwave Corporation as of December 31, 1996, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

                                          /s/ KPMG PEAT MARWICK LLP
                                          KPMG PEAT MARWICK LLP

Seattle, Washington
December 4, 1998